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                                                                     Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements of Integra Lifesciences Corporation and Subsidiaries on Form S-8 (File Nos. 333-58235 and 333-06577) of our report dated March 2, 1999 (except for Note 17, as to which the date is March 29, 1999), on our audits of the consolidated financial statements of Integra Lifesciences Corporations, as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 31, 1999